Exhibit 23

Board of Directors
Midnet, Inc.
Vancouver, BC
CANADA

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated May 17, 2006, on the financial statements of Midnet, Inc. for the year ended December 31, 2005, and the inclusion of our name under the heading "Experts" in the Form SB-2A-1 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.
-------------------------------------
Williams & Webster, P.S.
Spokane, Washington

August 23, 2006